UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 26, 2006

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA	94089-1138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

On January 26, 2006, the Compensation Committee of QuickLogic Corporation (the “Company”) established the 2006 target bonuses and performance goals under the QuickLogic Corporation Executive Bonus Plan (the “Plan”).  Similar to fiscal 2005, a portion of each participant’s target bonus is based upon the Company’s achievement of a revenue objective (the “Plan Revenue Objective”), and a portion of each participant’s target bonus is dependent upon the Company’s achievement of an operating income objective (the “Plan Profit Objective”).  The Company must achieve a certain threshold for participants to earn a bonus against the Plan Revenue Objective, and the Company must achieve a certain threshold for participants to earn a bonus against the Plan Profit Objective. Quarterly bonuses are adjusted for the level of the Company’s performance during the quarter in question, and may range from 0% to 100% of the quarterly target bonus amounts. Annually bonuses are adjusted for the level of the Company’s achievement, and may range from 0% to 200% or more of the target bonus amounts. Similar to 2005, the Chief Executive Officer’s target bonus for 2006 is currently 18% of his annual planned salary compensation and each of the other participating executive officers has a target bonus for 2006 currently equal to 12% to 18% of their annual planned salary compensation.

On January 26, 2006, the Compensation Committee established the 2006 variable pay amounts and performance goals under the Plan.  Similar to fiscal 2005, a portion of each participant’s planned salary compensation is based upon the Company’s achievement of a revenue target, and a portion of each participant’s planned salary compensation is dependent upon the Company’s achievement of an operating income target.  The variable pay program ties a portion of the participants’ salary compensation to the Company’s achievement of quarterly and/or annual revenue and operating income targets established by the Compensation Committee.  Under the program, if the Company achieves 100% of both targets, the participant will receive 100% of his planned salary compensation.  If the Company achieves less than 100% of the targets, then the participant’s planned salary compensation is decreased accordingly, by a maximum amount equal to the variable portion of his or her planned salary compensation. If, on an annual basis, the Company exceeds 100% of revenue or operating income targets, the participant will receive a corresponding variable pay bonus on top of his or her planned salary compensation in an amount equal to 0% to 100% or more of his or her planned variable pay.  Similar to 2005, the Chief Executive Officer’s variable pay for 2006 is currently 18% of his annual planned salary compensation, and variable pay for 2006 currently represents 12% to 18% of annual planned salary compensation for each other participating executive officer.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.19 to the Company’s Form 8-K filed on May 2, 2005, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2006

QuickLogic Corporation

/s/ Carl M. Mills
Carl M. Mills Vice President, Finance and Chief Financial Officer